SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  Form 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      Chorus Communications Group, Ltd.
             (Exact name of registrant as specified in its charter)

Wisconsin                                             39-1880843
(State of incorporation or organization)              (IRS Employer ID No.)

         1912 Parmenter Street, Middleton, Wisconsin 53562-3139
               (Address of principal executive offices)

                          (608) 828-2000
                       (Issuer's Telephone Number)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(1), please check the following box. /X/

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered

      NONE                                           N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                       Common Stock, No Par Value
                             (Title of Class)

Item 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

For a description of the Common Stock of the Registrant (the "Common Stock") being registered hereunder, reference is made to the information under the heading "Description of Chorus Capital Stock Following the Mergers" on pages 54-55 of the Registrant's Joint Proxy Statement/Prospectus, which was incorporated by reference into the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission effective at April 21, 1997-9:00 a.m. E.D.S.T. (File No. 333-23435) (Exhibit 1 hereto).
The aforementioned description is hereby incorporated by reference herein and made a part of this registration statement.

Item 2.  EXHIBITS.

The following exhibits are hereby incorporated by reference herein and made a part of this registration statement:

(1) Registrant's Registration Statement on Form S-4, with exhibits, as filed with the Securities and Exchange Commission effective April 21, 1997
(Reg. No. 333-23435)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CHORUS COMMUNICATIONS GROUP, LTD.
                                      a Wisconsin corporation

Date:  December 2, 1997               By: /s/Howard G. Hopeman
                                          Howard G. Hopeman, Executive
                                          Vice President and Chief
                                          Financial Officer